UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2024
GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

6451 Rosedale Hwy, Bakersfield, California	93308
(Address of Principal Executive Offices)	(Zip Code)

(661) 742-4600
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12).

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 16, 2024, certain subsidiaries of Global Clean Energy Holdings, Inc. (“we,” “us,” “our” and the “Company”) entered into Amendment No. 18 to the Company’s senior secured term loan credit agreement (the “Senior Credit Agreement”), by and among BKRF OCB, LLC, as the borrower (the “Borrower”), BKRF OCP, LLC, as the pledgor, Bakersfield Renewable Fuels, LLC, Orion Energy Partners TP Agent, LLC, in its capacity as the administrative agent (the “Administrative Agent”), and the lenders party thereto (“Amendment No. 18”). Amendment No. 18 provides for, among other things, an upsizing of the Tranche D commitments under the Senior Credit Agreement of up to $314,550,000 (the “Upsize”), of which any unfunded portion will automatically terminate on December 31, 2024. In consideration for the Upsize, Amendment No. 18 provides that an aggregate of $32,000,000 of Tranche B loans outstanding under the Senior Credit Agreement will be recharacterized as Tranche C+ loans, which provide for a minimum return of 1.35x.

The foregoing description of Amendment No. 18 is qualified in its entirety by reference to such agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On December 16, 2024, the board of directors of the Company (the “Board”) appointed Mr. Todd Arden to serve as an additional independent director until the Company’s next annual meeting of stockholders or his earlier resignation, removal or disqualification. Mr. Arden will serve as a member of a special committee of the Board (the “Special Committee”), which has been established to evaluate strategic and financial alternatives regarding the Company. Ms. Susan L. Anhalt, a current independent director of the Board, will also serve on the Special Committee.

Mr. Arden most recently served as Senior Managing Director and Co-Chief Credit Officer for Black Diamond Capital Management, LLC, an alternative asset management firm, from January 2016 to March 2020. He currently serves on the board of directors of Quantum Corporation (Nasdaq: QMCO), the Franchise Group, Inc., Foundation Partners Group, MetricStream and IAP Worldwide Services, Inc. Mr. Arden received a Bachelor of Arts degree in Economics from Northwestern University and a Masters in Business Administration degree from Columbia University’s Graduate School of Business. Mr. Arden is a Chartered Financial Analyst.

There are no arrangements or understandings between Mr. Arden and any other persons pursuant to which he was appointed. With respect to the disclosure required pursuant to Item 404(a) of Regulation S-K, there are no transactions between the Company and Mr. Arden that would be required to be reported.

Letter Agreements

In connection with their appointment to the Special Committee, Mr. Arden and Ms. Anhalt each entered into letter agreements with the Company, dated as of December 17, 2024 (the “Letter Agreements”). Pursuant to Mr. Arden’s Letter Agreement, the Company agreed to pay Mr. Arden (a) $35,000 per month, (b) a per diem amount of $5,000 under certain specified limited circumstances and (c) reimbursement of all reasonable and documented expenses incurred in connection with his service to the Company as a director, until the termination of his service as a director. Ms. Anhalt’s Letter Agreement is similar, except that the Company agreed to pay Ms. Anhalt cash compensation at an amount to be determined by the Board at a future date.

Item 7.01.     Regulation FD Disclosure.

On December 20, 2024, the Company issued a press release announcing commencement of operations at its renewable diesel facility in Bakersfield, California. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K under Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be “furnished” solely pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
10.1
Amendment No. 18 to Credit Agreement, dated as of December 16, 2024, by and among BKRF OCB, LLC, BKRF OCP, LLC, Bakersfield Renewable Fuels, LLC, Orion Energy Partners TP Agent, LLC, in its capacity as the administrative agent, and the lenders referred to therein.

99.1	Press Release, dated December 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 20, 2024	By:	/s/ Wade Adkins
Wade Adkins
Chief Financial Officer